EXHIBIT 4.1



No. XX

XXXX Shares

SEGUSO HOLDINGS, INC.

SPECIMEN

This Certifies That XXXXXXXXXXXXXXXXXXXX is the owner of XXXXXXXXXXXXX (XXXX) Shares of the Capital Stock of

SEGUSO HOLDINGS, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, *the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this* XXXXXXX *day of* XXXXXXXX *A.D. 20* XX

SHARES EACH

© GOES 196

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-as tenants in common	UNIF GIFT MIN ACT -	..............Custodian.............. (Cust) (Minor)
TEN ENT	-as tenants by the entireties		under the Uniform Gifts to Minors
JT TEN	-as joint tenants with right of survivorship and not as tenants in common		Act.......................... (State)

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ] ______________________________

____
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

____

____

______________________________ *Shares*

Represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________

____

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated, __________

In presence of ______________________________

____

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER